UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2014

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(f) – Compensatory Arrangements of Certain Officers

LTIP Payouts

On June 3, 2014, the Personnel & Compensation Committee (the “P&C Committee”) of the Board of Directors of Kaman Corporation (the “Company”) approved the payment (each, an “LTIP Payout” and, collectively, the “LTIP Payouts”) of certain long-term incentive program awards (each, an “LTIP Award” and, collectively, the “LTIP Awards”) previously granted to the Company’s “named executive officers” (as defined in Instruction 4 to Item 5.02 of Form 8-K) and Mr. Steven J. Smidler, Executive Vice President of the Company and President of Kaman Industrial Technologies, Inc. (whose 2013 compensation was provided as a voluntary supplemental disclosure in our most recent proxy statement), under the terms of the Company’s 2003 Stock Incentive Plan.  The LTIP Awards generally relate to the three-year performance period ended December 31, 2013 (the “Three-Year LTIP Awards”), although a separate LTIP Award was granted to Mr. Shawn G. Lisle, Senior Vice President and General Counsel of the Company, in respect of the one-year performance period ended December 31, 2013 (the “One-Year LTIP Award”) because he was not a participant in the LTIP program when the Three-Year LTIP Awards were granted.  The LTIP Awards provided for payouts based on the Company’s actual financial performance during the relevant periods as compared to the financial performance of the companies comprising the Russell 2000 index for the same performance periods, in each case utilizing the following performance factors and weightings:  (i) 40% of the LTIP Awards was based on average annual return on investment, (ii) 40% of the LTIP Awards was based on average annual growth in earnings per share, and (ii) 20% of the LTIP Awards was based on total return to shareholders.

For each performance factor, actual Company financial performance below the 1st quartile results in no award payment; actual financial performance at the 1st quartile results in an award payment at 25% of target; actual financial performance at the median results in an award payment at 100% of target; and actual financial performance at the top of, or above, the 3rd quartile results in a maximum payment of 200% of target.  Interpolation is used to determine payments for financial performance between the quartiles.

For the three-year period ended December 31, 2013, the Company’s average annual return on investment was 8.1%, which equated to the 70th percentile of the companies comprising the Russell 2000 index; the Company’s average compounded annual growth in earnings per share was 16.9%, which equated to the 60th percentile of the companies comprising the Russell 2000 index; and the Company’s total return to shareholders was 44.3%, which equated to the 51st percentile of the companies comprising the Russell 2000 index.  For the one-year period ended December 31, 2013, the Company’s average annual return on investment was 7.3%, which equated to the 68th percentile of the companies comprising the Russell 2000 index; the Company’s average compounded annual growth in earnings per share was 4.9%, which equated to the 48th percentile of the companies comprising the Russell 2000 index; and the Company’s total return to shareholders was 9.9%, which fell below the 25th percentile of the companies comprising the Russell 2000 index.  As per the terms of the One-Year LTIP Award, the Company’s one-year average compounded annual growth in earnings per share excluded $0.03 per share in acquisition related costs.

Based on the foregoing, the P&C Committee determined that the award payment percentage for the Three-Year LTIP Awards was 148.6% of target, and the award payment percentage for the One-Year LTIP Award was 106.0% of target, resulting in individual LTIP Payouts to each of the Company’s named executive officers and Mr. Smidler, as set forth in the following table (which also sets forth a new total compensation amount for the fiscal year ended December 31, 2013 including the LTIP Payouts):

Name	Principal Position	LTIP Payouts (Non-Equity Incentive Plan Compensation) ($)	Total Compensation ($)

Neal J. Keating	Chairman, President and Chief Executive Officer	2,318,160	4,678,009

Robert D. Starr(1)	Senior Vice President and Chief Financial Officer	0	688,714

William C. Denninger(2)	Former Executive Vice President and Chief Financial Officer	701,930	1,227,738

Gregory L. Steiner	Executive Vice President and President, Kaman Aerospace Group, Inc.	654,295	1,416,522

Steven J. Smidler(3)	Executive Vice President and President, Kaman Industrial Technologies Corporation	539,418	1,052,752

Ronald M. Galla	Senior Vice President and Chief Information Officer	452,636	1,136,936

Shawn G. Lisle(4)	Senior Vice President and General Counsel	271,890	955,400
_______________
(1)
Appointed Senior Vice President and Chief Financial Officer effective as of July 1, 2013.  Mr. Starr was not a participant in the LTIP program when the LTIP Awards that are the subject of this filing were granted, so he did not receive an LTIP Payout with respect to a performance period ending as of December 31, 2013.

(2)
Retired effective as of June 30, 2013.  The amount shown in the table represents a pro-rated portion of the full LTIP Payout to which Mr. Denninger would have been entitled had he remained in the employ of the Company until the end of the three-year performance period ending December 31, 2013.  The amount of the full, unreduced LTIP Payout would have been $841,702.

(3)
Not a “named executive officer.”  As disclosed in the Company’s definitive proxy statement on Schedule 14A as filed with the Securities Exchange Commission on February 28, 2014 relating to the Company’s Annual Meeting of Shareholders held on April 16, 2014 (the “Proxy Statement”), we provided voluntary supplemental disclosure of Mr. Smidler’s 2013 compensation  because he is responsible for the management of the Company’s largest operating segment and his compensation has been disclosed in the Company’s proxy statements for the past several years.

(4)	Appointed Senior Vice President and General Counsel effective as of December 1, 2012.

As disclosed in the Proxy Statement, the LTIP Payouts reflected in the preceding table were not included in the Summary Compensation Table set forth in the Proxy Statement, because it was not possible to compare the Company’s financial performance to that of the companies comprising the Russell 2000 index when the Proxy Statement was filed, as information for only a small percentage of index companies was available at that time.  Sufficient data became available to enable the P&C Committee to make its determination at the June 3 meeting of the Committee.

Except for the LTIP Payout to Mr. Lisle, each of the foregoing LTIP Payouts was paid in cash, as each officer other than Mr. Lisle was in compliance with the stock ownership guideline applicable to such officer at the time of payment.  One-third of Mr. Lisle’s LTIP Payout was made by delivery of shares of Company stock, valued using the closing price of such stock on the New York Stock Exchange on June 2, 2014.

Grant of Restricted Stock Units

At its June 3 meeting, the P&C Committee also took action to approve the grant of restricted stock units (each, an “RSU” and, collectively, the “RSUs”) to Messrs. Keating and Steiner under the Kaman Corporation 2013 Management Incentive Plan (the “MIP”).  The RSUs were granted as a retention incentive for these executives to remain in the employ of the Company until at least age 62, when the RSUs will vest in full and will no longer be subject to a substantial risk of forfeiture.  Mr. Keating received an aggregate of 15,000 RSUs and Mr. Steiner received an aggregate of 3,000 RSUs.

The RSUs are governed by the applicable terms and provisions of the MIP and separate Restricted Stock Unit Agreements (each, an “RSU Agreement” and, collectively, the “RSU Agreements”) entered into by and between the Company and each recipient.  A copy of the form of RSU Agreement approved by the P&C Committee is filed as Exhibit 10.1 to this report, and the following discussion is qualified in its entirety by reference to the full text of such RSU Agreement, which is hereby incorporated herein by reference.

The RSUs are subject to forfeiture unless and until they vest in accordance with the terms and conditions of the RSU Agreements, and each RSU Agreement provides that the RSUs will vest in full on the recipient’s 62nd birthday (the “Vesting Date”), provided the recipient remains employed by the Company (or a subsidiary of the Company) from the grant date until the Vesting Date.  In the event that, prior to the Vesting Date: (i) the P&C Committee determines that the recipient’s employment has terminated due to Disability (as defined in the RSU Agreement), (ii) the recipient’s employment has terminated due to death, or (iii) during the two year period following a Change in Control, the recipient’s employment is terminated in a manner that entitles him to severance benefits under his Change in Control Agreement with the Company (each, a “Change in Control Agreement”), the RSUs will vest immediately in full upon the earliest of any such event to occur.  For purposes of the RSU Agreements, a “Change in Control” shall have the same meaning ascribed to such term under each recipient’s Change in Control Agreement.

Any vested RSUs will be settled following a recipient’s “separation from service” as defined in Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and the treasury regulations promulgated thereunder (a “Separation from Service”) upon the later of (i) six months and one day following such Separation from Service, or (ii) January 2nd of the year following such Separation from Service, except that (A) if a recipient dies prior to the date on which the RSUs are settled, the vested RSUs will be settled as soon as administratively practicable after the death of the recipient, and (B) if a recipient’s separation from service occurs on or within the two year period following a Change in Control and such Change in Control constitutes a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then the vested RSUs will be settled as soon as administratively practicable following such separation, subject to any requirement under Section 409A that the settlement be delayed by six months and a day following separation due to the recipient being a “specified employee” (as defined under Section 409A of the Code) with respect to the Company (or its successor) immediately after the transaction resulting in such Change in Control.

Upon the date on which the RSUs are settled (the “Settlement Date”) and pursuant to the terms and conditions set forth in the RSU Agreement, the Company will issue the recipient a certificate or electronically transfer by book-entry the number of shares of Company stock equal to the number of vested RSUs which are to be settled.  Upon the Settlement Date, the recipient shall also have the right to receive, in cash, all cash distributions of any kind (without interest) with respect to the shares underlying the RSU upon the Settlement Date, and any distributions with respect to such shares paid in shares of Company stock shall be subject to the same restrictions as the RSUs themselves.

Item 9.01                 Financial Statements and Exhibits

(d)       Exhibits.

The following exhibits are filed herewith:

10.1  Form of Restricted Stock Unit Agreement under the Kaman Corporation 2013 Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President,
General Counsel and Assistant Secretary

Date: June 6, 2014

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

10.1	Form of Restricted Stock Unit Agreement under the Kaman Corporation 2013 Management Incentive Plan.